   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 1997

                                                      REGISTRATION NO. 333-18901
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

             POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-3 TO FORM S-1
                                       ON
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                IDT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                         DELAWARE                                                    22-3415036
              (State or Other Jurisdiction of                          (I.R.S. Employer Identification Number)
              Incorporation or Organization)

                            ------------------------

                                294 STATE STREET
                          HACKENSACK, NEW JERSEY 07601
                                 (201) 928-1000
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                            ------------------------

                                HOWARD S. JONAS
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND TREASURER
                                IDT CORPORATION
                                294 STATE STREET
                          HACKENSACK, NEW JERSEY 07601
                                 (201) 928-1000
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                            ------------------------

                                   Copies to:

                               JOYCE MASON, ESQ.
                                GENERAL COUNSEL
                                IDT CORPORATION
                                294 STATE STREET
                          HACKENSACK, NEW JERSEY 07601
                                 (201) 928-1000
                            ------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 26, 1997

                                 400,000 SHARES

                                IDT CORPORATION

                                  COMMON STOCK

                               ------------------

    This Prospectus relates to the offer and sale from time to time by Alan M. Grayson (the "Selling Stockholder") of up to 400,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of IDT Corporation (the "Company"). The Company is registering the Shares pursuant to the grant by the Company to the Selling Stockholder of certain registration rights with respect to shares of Common Stock issuable upon exercise of the Warrant (as defined herein) granted to the Selling Stockholder on January 2, 1996. See "Selling Stockholder." The registration of the Shares does not necessarily mean that any of the Shares will be offered and sold by the Selling Stockholder thereof. See "Use of Proceeds."

    The Common Stock is listed on the Nasdaq National Market under the symbol "IDTC." On November 25, 1997, the last reported sales price as reported by the Nasdaq National Market was $22 5/32 per share.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    The Selling Stockholder may offer and sell the Shares directly or through agents or broker-dealers on terms to be determined at the time of sale. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." The Selling Stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents.

    The Selling Stockholder and his agents or broker-dealers that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received and any profit on the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

    The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholder, but has agreed to bear certain expenses of registration of the Shares under federal and state securities laws.

                THE DATE OF THIS PROSPECTUS IS NOVEMBER   , 1997

                             AVAILABLE INFORMATION

    The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files annual and quarterly reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at its office at Room 1034, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a website (http://www.sec.gov) containing reports, proxy statements and other information of registrants, including the Company, that file electronically with the Commission. In addition, the Company's Common Stock is quoted on the Nasdaq National Market and reports, proxy statements and other information concerning the Company can be inspected at the National Association of Securities Dealers, Inc., 9513 Key West Avenue, Rockville, Maryland 20850.

    This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments, schedules and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement and certain parts are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to such Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit or incorporated by reference into the Registration Statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed by the Company with the Commission (File No. 0-27898) pursuant to the Exchange Act are incorporated herein by reference:

(1) the Company's Amended Annual Report on Form 10-K for the fiscal year ended July 31, 1997;

(2) the Company's Current Report on Form 8-K dated September 19, 1997; and

(3) the description of the Company's Common Stock contained in the Company's Certificate of Incorporation, filed as Exhibit 3.01 to the Company Registration Statement on Form S-1 filed February 21, 1996 (no. 333-00204).

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person a copy of any or all of the foregoing documents incorporated herein by reference (exclusive of exhibits, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to the Corporate Secretary at the corporate headquarters of the Company at 294 State Street, Hackensack, New Jersey 07601 or by telephone at (201) 928-1000.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    As used in this Prospectus, unless the context otherwise requires, the terms the "Company" and "IDT" refer to IDT Corporation, a Delaware corporation, its predecessor, International Discount Telecommunications, Corp., a New York corporation, and their subsidiaries, collectively.

                                  THE COMPANY

    IDT is an international telecommunications company that offers a broad range of integrated and competitively priced long-distance telephone and Internet access services in the U.S. and abroad, and recently began offering Internet telephony services.

    The Company was incorporated in Delaware in December 1995. Its principal executive offices are located at 294 State Street, Hackensack, New Jersey, 07601, and its telephone number is (201) 928-1000.

                                USE OF PROCEEDS

    The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.

                              SELLING STOCKHOLDER

    Alan M. Grayson, the Selling Stockholder hereunder, is the beneficial owner of 575,000 shares of Common Stock, including the 400,000 Shares being offered pursuant to this Prospectus. As of November 21, 1997, Mr. Grayson was the beneficial owner of approximately 2.5% of the Company's Common Stock (assuming conversion of all shares of the Company's Class A Stock into Common Stock). Because the Selling Stockholder may offer all or some part of the Shares which he holds from time to time pursuant to the offering contemplated by this Prospectus, and because this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the number of shares that will be held by the Selling Stockholder upon termination of this offering. See "Plan of Distribution."

    The Shares are being registered for resale solely for the account of the Selling Stockholder. The Selling Stockholder has not had any material relationships with the Company within the past three years.

                              PLAN OF DISTRIBUTION

    The Shares offered for sale hereby may be sold from time to time by the Selling Stockholder in one or more transactions on the Nasdaq National Market, or such other market on which the Common Stock may from time to time be trading, in the over-the-counter market in negotiated transactions, through the writing of options on the shares, short sales or in a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions). In addition, any Shares covered by this Prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

    The Shares were issued to the Selling Stockholder on March 15, 1996, upon the exercise of the Warrant granted to the Selling Stockholder on January 2, 1996. Pursuant to the Warrant, the Company agreed to file the Registration Statement of which this Prospectus forms a part with the Commission, and to keep the Registration Statement effective (subject to suspension under certain circumstances) until the earlier of (i) the date all the shares registered hereunder have been sold and (ii) January 2, 1998 plus a period equal to any Suspension Period (as defined in the Warrant).

    To comply with the securities laws of certain states, if applicable, the Shares will be sold therein only through brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available and is complied with. The Company is obligated pursuant to the Warrant described herein to register or qualify the Shares under the securities or blue sky laws of such jurisdictions, as applicable.

    Any broker-dealers who participate in a sale of the Shares may be deemed to be "underwriters" within the meaning of Sections 11 and 12 of the Securities Act and Rule 10b-5 of the Exchange Act, and any commissions received by them, and proceeds of any such sales as principals, may be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the Selling Stockholder may be deemed to be acting as an underwriter, the Selling Stockholder may be subject to certain statutory liabilities of the Securities Act.

    In addition, the Selling Stockholder and any other person participating in the sale or distribution of the Common Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M (and Rules 100 to 105 thereof), which provisions may limit the timing of purchases and sales of any of the Common Stock by the Selling Stockholder and any other such person. Furthermore, pursuant to such regulations, any person engaged in a distribution of Common Stock may not simultaneously engage in market-making activities with respect thereto during the period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities to effect syndicate covering transactions, to impose penalty bids or to effect passive market making bids. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock.

    Pursuant to the Warrant, the Company shall bear the cost of preparation of the Registration Statement but shall not be responsible for underwriting or brokers discounts or commissions, transfer taxes or legal fees of the Selling Stockholder. Expenses to be borne by the Company are estimated to be approximately $423,879. As and when the Company is required to update this Prospectus, it may incur additional expenses in excess of this estimated amount.

                                 LEGAL MATTERS

    Certain legal matters with respect to this offering will be passed upon for the Company by Joyce Mason, Esq., General Counsel.

                                    EXPERTS

    The consolidated financial statements of IDT Corporation at July 31, 1997 and 1996, and for each of the three years in the period ended July 31, 1997 incorporated by reference in this Prospectus and the related Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALES REPRESENTATIVE, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Available Information.....................................................    2

Incorporation of Certain Documents........................................    2

The Company...............................................................    3

Use of Proceeds...........................................................    3

Selling Stockholder.......................................................    3

Plan of Distribution......................................................    3

Legal Matters.............................................................    4

Experts...................................................................    4

                                 400,000 SHARES

                                IDT CORPORATION

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and Nasdaq listing fee.

SEC registration fee................................................................................  $    1,379
Nasdaq listing fee..................................................................................       8,000
Printing and engraving expenses.....................................................................      87,000
Legal fees and expenses.............................................................................     253,000
Accounting fees and expenses........................................................................      56,000
Transfer agent fees.................................................................................       3,500
Miscellaneous.......................................................................................      15,000
                                                                                                      ----------
    Total...........................................................................................  $  423,879
                                                                                                      ----------
                                                                                                      ----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the DGCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article Sixth of the Certificate of Incorporation of the Company eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors and officers of the Company to the fullest extent permitted by the DGCL. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

ITEM 16. EXHIBITS

    (a) Exhibits

    NO.      DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------

   3.01(1)   Restated Certificate of Incorporation of the Registrant.

   3.02(1)   By-laws of the Registrant.

   4.01(2)   Specimen Certificates for shares of the Registrant's Common Stock and Class A Stock.

   4.02(1)   Description of Capital Stock (contained in the Certificate of Incorporation of the Registrant, filed as Exhibit 3.01).

   4.03*     Warrant to Purchase Common Stock issued by the Registrant to Alan M. Grayson, dated January 2, 1996.

   5.01*     Legal Opinion of Joyce J. Mason, Esq.

  10.01(3)   Employment Agreement between the Registrant and Howard S. Jonas.

  10.02(3)   Employment Agreement between the Registrant and Howard S. Balter.

  10.04(4)   Amended and Restated 1996 Stock Option and Incentive Plan of IDT Corporation.

    NO.      DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
  10.05(5)   Network Service Provider Agreement between Netscape Communications Corporation and the Registrant.

  10.06(3)   Marketing Services and Independent Contractor Services Agreement between Lermer Overseas
             Telecommunications, Inc. and the Registrant.

  10.07(6)   Rebiller Service Agreement between WorldCom, Inc. (formerly LDDS Communications, Inc.) and the
             Registrant.

  10.08(2)   Form of Registration Rights Agreement between the Company's stockholders and the Company.

  10.09(1)   Lease of 294 State Street.

  10.11(7)   Form of Registration Rights Agreement between Howard S. Jonas and the Registrant.

  10.12(8)   Employment Agreement between the Registrant and James Courter.

  10.13(5)   Access Agreement between PSINet Inc. and the Registrant.

  10.14(5)   Restated Sales Agreement between International Computer Systems, Inc. and the Registrant.

  10.15(4)   Form of Stock Option Agreement under the 1996 Stock Option and Incentive Plan.

  10.16(9)   Form of Debenture between the Registrant, RGC International Investors, LDC, Pangaea Fund Ltd.,
             Special Situations Private Equity Fund, L.P. and Halifax Fund L.P.

  10.17(9)   Securities Purchase Agreement among the Registrant, RGC International Investors, LDC, Pangaea Fund
             Ltd., Special Situations Private Equity Fund, L.P. and Halifax Fund L.P.

  10.18(9)   Registration Rights Agreement among the Registrant, RGC International Investors, LDC, Pangaea Fund
             Ltd., Special Situations Private Equity Fund, L.P. and Halifax Fund L.P.

  10.19(10)  Stock Purchase Agreement between the Registrant and Mr. David Turock.

  10.20(10)  Employment Agreement between the Registrant and Mr. Hal Brecher.

  21.01(10)  Subsidiaries of the Registrant.

  23.01*     Consent of Ernst & Young LLP.

  23.02*     Consent of Joyce J. Mason, Esq. (contained in Exhibit 5.01)

  24.01**    Power of Attorney

------------------------

      * filed herewith

     ** previously filed

    (1) incorporated by reference to Form S-1 filed February 21, 1996 file No. 333-00204

    (2) incorporated by reference to Form S-1 filed March 8, 1996 file No. 333-00204

    (3) incorporated by reference to Form S-1 filed January 9, 1996, file No. 333-00204

    (4) incorporated by reference to Form S-8 filed January 14, 1996, file No. 333-19727

    (5) incorporated by reference to Form 10-K for the fiscal year ended July 31, 1996 filed October 29, as amended November 21, 1996

    (6) incorporated by reference to Form S-1 filed January 22, 1996, file No. 333-00204

    (7) incorporated by reference to Form S-1 filed March 14, 1996, file No. 333-00204

    (8) incorporated by reference to Form S-1 filed December 27, 1996, file No. 333-18901

    (9) incorporated by reference to Form 8-K filed September 19, 1997

   (10) incorporated by reference to Form 10-K filed October 29, 1997

   (11) incorporated by reference to Form 10-K/A filed November 25, 1997

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes to include any material with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    The undersigned registrant hereby undertakes that:

    (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on November 26, 1997.

                                IDT CORPORATION

                                BY:             /S/ HOWARD S. JONAS
                                     ------------------------------------------
                                                  Howard S. Jonas
                                             CHAIRMAN, CHIEF EXECUTIVE
                                               OFFICER AND TREASURER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 26, 1997.

          SIGNATURE                        TITLE
------------------------------  ---------------------------
                                Chairman, Chief Executive
     /s/ HOWARD S. JONAS          Officer and Treasurer
------------------------------    (Principal Executive
       Howard S. Jonas            Officer)
              *                 President and Director
------------------------------    (Principal Executive
       James A. Courter           Officer)
              *                 Chief Operating Officer and
------------------------------    Director (Principal
       Howard S. Balter           Financial Officer)
              *                 Chief Financial Officer
------------------------------    (Principal Accounting
       Stephen R. Brown           Officer)
              *                 Secretary and Director
------------------------------
        Joyce J. Mason
              *                 Vice President and Director
------------------------------
       Marc E. Knoller
                                Executive Vice President of
------------------------------    Operations and Director
         Hal Brecher
                                Director
------------------------------
       Meyer A. Berman
              *                 Director
------------------------------
       J. Warren Blaker
                                Director
------------------------------
      Bert W. Wasserman
                                Director
------------------------------
     Elmo R. Zumwalt, Jr.
                                Director
------------------------------
         James Mellor

*By:     /s/ HOWARD S. JONAS
      -------------------------
           Howard S. Jonas
          ATTORNEY-IN-FACT